Exhibit 10.9

LINE OF CREDIT FORBEARANCE LETTER WITH SOUTHTRUST BANK, N.A.

Approved Forbearance Letter

Effective as of   June 17, 2001

RE:     Agreement to Extend Loan Maturity Date

Dear Mr. Puleo and Mr. Akdag:

Bank is the owner and holder of a Promissory Renewal Note dated as of December 17, 2000 in the original amount of $150,000.00 (The "Renewal Note"), executed by Pet Med - Express (The "Borrower"). The outstanding principal balance of the Renewal Note on the effective date of this letter agreement is $141,214.48, however the total line of credit amount remains $150,000.00.

The Renewal Note is or may be secured by, among other things, a blanket lien on all business assets executed and delivered a Security Agreement by Borrower to Bank, dated December 17, 2000, herein referred to as (Security instrument").

The loan matured on June 17, 2001.

You have requested an extension of the loan maturity date to allow the Bank ample time to accurately assess the Company's financial condition, and at this time, Bank is willing to grant such short term extension of the loan maturity date to August 17, 2001. However, this short term extension shall not be deemed to constitute an agreement by Bank to renew the Loan beyond the Maturity Date.

Therefore, by means of this letter agreement (the "Agreement"), the maturity date of the Renewal Note and the Security Instruments are hereby extended from June 17, 2001 to August 17, 2001 (the "Maturity Date").

Interest shall continue to accrue on the unpaid Loan balance at SouthTrust Bank Base Rate (as defined in the Renewal Note) plus 1.00%. Interest payments shall continue to be due and payable monthly on the 17th day of each month during the Loan term until the Loan Maturity Date, continuing on July 17, 2001 and on the same day of each month thereafter. All loan Principal, together with accrued interest, shall be due and payable in full on August 17, 2001. Except for the extension of the Maturity Date, the terms of all existing Loan documents and Security Instruments which evidence and secure the obligation represented by the Renewal Note shall remain unchanged and in full force and effect.

Borrower warrants that it has no claims or offsets against Bank or against the indebtedness under the Renewal Note or the obligations under any of the Security Instruments. As a material inducement for Bank to execute this Agreement, Borrower hereby releases, waives, discharges, covenants not to sue, acquits, satisfies and forever discharges Bank its officers, directors, employees, and agents and its affiliates and assigns from any and all liability, claims, counterclaims, defenses, actions, causes of action, suits, controversies, agreements, promises, and demands whatsoever, in law or in equity which Borrower ever had, now has, or demands whatsoever, in law or in equity which the Borrower ever had, now has or which any personal representative, successor heir or assign of Borrower hereafter can, shall or may have against Bank, its officers, directors, employees, and agents, and its affiliates and assigns, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Borrower further expressly agrees that the forgoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws of the Sate of Florida. In addition to, and without limiting the generality of the foregoing, and in consideration of Bank's execution of this Agreement, Borrower covenants with and warrants unto Bank, and its affiliates and assigns, that there exist no claims, counterclaims, defenses, objections, offsets or claims of offsets against Bank or the obligation of Borrower to pay the loan to Bank when and as the same becomes due and payable.

The parties here to hereby knowingly, irrevocably, voluntarily, and intentionally agree to abide by the arbitration provisions contained in the Renewal Note in respect of any controversy or claim between or among the parties hereto including but not limited to those arising out of under or in connection with this Agreement and any other document executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions between or among the parties hereto. This provision is a material inducement for Bank extending the liability.

Please indicate your acceptance of the terms set forth above by signing below.

Please return the executed Agreement no later than July 1, 2001, or Bank's offer to extend the Loan maturity date shall be void and all Loan principal and unpaid interest shall be due and payable in full.


          Exhibit 10.9 - Pg. 1


Sincerely,

/S/ Antonio Coley

Antonio Coley
Assistant Vice President


The undersigned Borrower accepts the terms and conditions of the foregoing: The undersigned Guarantor of the Loan evidenced by the above-described Renewal Note hereby consents to the extension of the maturity date of the Loan to August 17, 2001, hereby ratifies and confirms the terms of its guaranty of the Renewal Note.

Pet Med-Express                       Pet Med-Express

/s/ Mendo Akdag                       /s/ Marc Puleo
Mendo Akdag, CEO                      Marc Puleo, President




          Exhibit 10.9 - Pg. 2